UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items.

Other Events

On June 25, 2015, Inventergy Global, Inc. (the “Company”) issued a press release announcing that the Company has entered into its second patent intellectual property agreement in 2015. This agreement represented the sale of two patent families for $4 million to an undisclosed third party. The two patent families are relevant to the mobile communications infrastructure and mobile handset market segments, and represent 3.3% of the 60 patent families, and 5.4% of the total patent assets originally acquired by the Company from Panasonic.

A copy of the press release is attached to this Current Report as Exhibit 99.1.

Stockholders’ Equity

As of June 29, 2015, the Company believes it has stockholders’ equity in excess of $5 million. This is based primarily on a sale of 4,673,914 shares of its common stock in April as disclosed in Form 8-K filed on April 6, 2015, and the second patent intellectual property agreement entered into in June as disclosed above under “Other Events”.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated June 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2015

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer